Exhibit 99.1

M  A  C  K  -  C  A  L  I    R  E  A  L  T  Y    C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Contacts:	Barry Lefkowitz	Virginia Sobol
	Executive Vice President	Vice President, Marketing and
	and Chief Financial Officer	Public Relations
	(908) 272-8000	(908) 272-8000

Melanie Keenan

Senior Vice President

Rubenstein Associates

(212) 843-8092

MACK-CALI EXTENDS AND MODIFIES

UNSECURED REVOLVING CREDIT FACILITY

Cranford, New Jersey-September 19, 2005-Mack-Cali Realty Corporation (NYSE: CLI) today announced that its operating partnership, Mack-Cali Realty, L.P., has extended and modified its unsecured revolving credit facility with a group of 23 lender banks.

The $600 million unsecured facility, which is expandable to $800 million, was extended for an additional two years and now matures in November 2009. In addition, the facility fee was reduced by five basis points to 15 basis points at the BBB/Baa2 pricing level. The interest rate, currently LIBOR plus 65 basis points, and the facility fee are subject to adjustment, on a sliding scale, based upon the operating partnership's unsecured debt ratings.

"This transaction is yet another step in enhancing our financial flexibility and is a clear demonstration of the financial community's continued confidence in Mack-Cali," commented Barry Lefkowitz, executive vice president and chief financial officer.

The lending group for the credit facility consists of: JPMorgan Chase Bank, N.A., as administrative agent; Bank of America, N. A., as syndication agent; The Bank of Nova Scotia, New York Agency; Wachovia Bank, National Association; and Wells Fargo Bank, National Association, as documentation agents; SunTrust Bank, as senior managing agent; US Bank National Association; Citicorp North America, Inc.; and PNC Bank National Association, as managing agents; and Bank of China, New York Branch; The Bank of New York; Chevy Chase Bank, F.S.B.; The Royal Bank of Scotland, plc; Mizuho Corporate Bank, Ltd.; UFJ Bank Limited, New York Branch; The Governor and Company of the Bank of Ireland; Bank Hapoalim B.M.; Comerica Bank; Chang Hwa Commercial Bank, Ltd., New York Branch; First Commercial Bank, New York Agency;

Chiao Tung Bank Co., Ltd., New York Agency; Deutsche Bank Trust Company Americas; and Hua Nan Commercial Bank, New York Agency.

Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali currently owns or has interests in 271 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 30.2 million square feet. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of approximately 2,100 tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company's Web site at www.mack-cali.com.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as "may," "will," "should," "expect," "anticipate," "estimate," "continue," or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the headings "Disclosure Regarding Forward-Looking Statements" and "Risk Factors" in the Company's Annual Reports on Form 10-K. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

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